Amendment to Registration Statement No. 333-81249 filed June 22, 1999
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             ----------------------

                                     Amended
                                    Form S-8
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933

                           --------------------------

                           Sandy Spring Bancorp, Inc.
             ------------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)

            Maryland                                        52-1532952
--------------------------------                   -------------------------
(State or Other Jurisdiction of                    (IRS Employer I.D. Number)
 Incorporation or Organization)

                 17801 Georgia Avenue, Olney, Maryland    20832
                 -------------------------------------    -----
               (Address of Principal Executive Offices) (Zip Code)


                      Sandy Spring Bancorp 1999 Option Plan
                      -------------------------------------
                              (Full Title of Plan)


                                Hunter R. Hollar
                           Sandy Spring Bancorp, Inc.
                              17801 Georgia Avenue
                              Olney, Maryland 20832
           ----------------------------------------------------------
           (Name, Address, and Telephone Number of Agent for Service)



                                   Copies to:
                          James I. Lundy, III, Esquire
                             Noel M. Gruber, Esquire
                         Kennedy, Baris & Lundy, L.L.P.
                                   Suite P-15
                               4701 Sangamore Road
                            Bethesda, Maryland 20816

                       -----------------------------------

                         CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------
   Title of                     Proposed Maximum  Proposed Maximum    Amount of
 Securities to   Amount to be     Offering per        Aggregate     Registration
 be Registered   Registered(1)       Share(2)     Offering Price(2)     Fee
--------------------------------------------------------------------------------
Common Stock,      1,000,000          30.96          $30,960,000       $2,849
$1.00 par value     shares
--------------------------------------------------------------------------------


(1) This registration statement is filed to register 1,000,000 additional shares of common stock pursuant to an amendment adopted by shareholders on April 17, 2002.

(2) Based upon the average of the high and low prices of the Common Stock reported in the consolidated reporting system on December 13, 2002, in accordance with Rule 457(c) under the Securities Act of 1933, as amended (the "Securities Act"), solely for purposes of calculating the registration fee pursuant to Rule 457(h) under the Securities Act.

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


                             INTRODUCTORY STATEMENT

         This registration statement is filed for the purpose of registering 1,000,000 additional shares of common stock, $1.00 par value per share, ("Common Stock") of Sandy Spring Bancorp, Inc. (the "Company") pursuant to the Sandy Spring Bancorp 1999 Stock Option Plan, as amended (the "Plan") along with an indeterminate amount of interests under the Plan. Registration Statement No. 333-81249 has become effective with respect to the Plan. The contents of such registration statement are incorporated herein by reference pursuant to General Instruction E to Form S-8. This Registration Statement also constitutes Post Effective Amendment No. 1 to such registration statement.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

         The following documents filed by Sandy Spring Bancorp, Inc. ("Sandy Spring") with the Securities and Exchange Commission are hereby incorporated by reference in this Registration Statement:

         (1)      Annual Report on Form 10-K for the year ended December 31,
                  2001;

         (2)      Quarterly Report on Form 10-Q for the quarter ended March 31,
                  2002;

         (3)      Quarterly Report on Form 10-Q for the quarter ended June 30,
                  2002;

         (4) Quarterly Report on Form 10-Q for the quarter ended September 30, 2002;

         (5)      Current Report on Form 8-K filed October 16, 2002;

         (6)      Current Report on Form 8-K filed October 23, 2002;

         (7) The Description of Capital Stock contained in Item 5 of the Annual Report on Form 10-K for the year ended December 31, 1997; and

         (8) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act by Sandy Spring Bancorp, Inc. since the end of the year covered in its Annual Report referred to in (1) above.

         All documents filed by Sandy Spring Bancorp, Inc. pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 subsequent to the date hereof, and prior to the filing of a post-effective amendment hereto which indicates that all securities offered hereby shall have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES

         Omitted pursuant to General Instruction E to Form S-8.

ITEM 5.  INTEREST OF NAMED EXPERTS AND COUNSEL.

         Not Applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Omitted pursuant to General Instruction E to Form S-8.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

                  Omitted pursuant to General Instruction E to Form S-8.

ITEM 8.  EXHIBITS.

         The exhibits required by Item 601 of Regulation S-K and this item are included following the Exhibit Index at Page [R-6] hereof.

ITEM 9.  UNDERTAKINGS.

         Omitted pursuant to General Instruction E to Form S-8.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Olney, State of Maryland on December 11, 2002.

                                             By: /s/ Hunter R. Hollar
                                                 -------------------------------
                                                 Hunter R. Hollar, President and
                                                  Chief Executive Officer


Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

           Signature             Title                              Date

/s/ John Chirtea                Director                      December 11, 2002
----------------------------
John Chirtea


/s/ Susan D. Goff               Director                      December 11, 2002
----------------------------
Susan D. Goff


/s/ Solomon Graham              Director                      December 11, 2002
----------------------------
Solomon Graham


/s/ Gilbert L. Hardesty         Director                      December 11, 2002
----------------------------
Gilbert L. Hardesty


/s/ Joyce R. Hawkins            Director                      December 11, 2002
----------------------------
Joyce R. Hawkins


/s/ Charles F. Mess             Director                      December 11, 2002
----------------------------
Charles F. Mess


/s/ Robert L. Mitchell          Director                      December 11, 2002
----------------------------
Robert L. Mitchell


/s/ Robert L. Orndorff, Jr.     Director                      December 11, 2002
----------------------------
Robert L. Orndorff, Jr.


/s/ David E. Rippeon            Director                      December 11, 2002
----------------------------
David E. Rippeon


/s/ Craig A. Ruppert            Director                      December 11, 2002
----------------------------
Craig A. Ruppert


/s/ Lewis R. Schumann           Director                      December 11, 2002
----------------------------
Lewis R. Schumann

           Signature                    Title                        Date

/s/ W. Drew Stabler             Director, Chairman of
---------------------------        the Board                   December 11, 2002
W. Drew Stabler


/s/ James H. Langmead           Vice President, Treasurer
---------------------------        and Principal Financial     December 11, 2002
James H. Langmead                  Principal Financial and
                                   Accounting Officer

                                INDEX TO EXHIBITS

Exhibit
Number                   Description
-------                  -----------

4        1999 Stock Option Plan, as amended

5        Opinion of Kennedy, Baris & Lundy, L.L.P.

23.1     Consent of Kennedy, Baris & Lundy, L.L.P., included in Exhibit 5

23.2     Consent of Stegman & Company